C. R. BARD, INC. AND SUBSIDIARIES

Exhibit 21

Parents and Subsidiaries of Registrant

The following table lists, as of December 31, 1998, the company and its significant subsidiaries and indicates the jurisdiction of organization of each subsidiary and the percentage of voting securities owned by the immediate parent of each subsidiary.

                                        Where          % of
                                     Incorporated Voting Stock

C. R. Bard, Inc.                     New Jersey     (Registrant)
  Bard Access Systems, Inc.          Utah               100
  Bard Canada Inc.                   Canada             100
     Vas-Cath, Inc.                  Canada             100
  Bard Cardiopulmonary, Inc.         Delaware           100
  Bard Devices, Inc.                 Delaware           100
   Davol Inc.                        Delaware           100
   Bard Fiberoptic Technologies,
    Inc.                             Michigan           100
  Bard Holdings Limited              England            100
   Bard Limited                      England            100
    Angiomed UK Limited              England            100
    Bard Sendirian Berhad            Malaysia            85
  Bard Sweden                        Sweden             100
   Bard Medical Systems              Norway             100
    Bard Medical Systems             Finland            100
  Bard Implants, Inc.                Delaware           100
  Bard International, Inc.           Delaware           100
   Bard Australia Pty. Ltd.          Australia          100
   Bard Japan Limited                Japan              100
  Productos Bard de Mexico S.A.
   de C.V.                           Mexico             100
  Bard Shannon Limited               Ireland            100
   Angiomed GmbH                     Germany            100
   Angiomed Netherlands              Netherlands        100
   Bard Benelux N.V.                 Belgium            100
   Bard Dublin                       Ireland            100
   Bard de Espana, S.A.              Spain              100
    Bard Portugal LDA                Portugal           100
   Bard S.P.A.                       Italy              100
    Angiomed Italy S.P.A.            Italy              100
   C. R. Bard GmbH                   Germany            100
    Angiomed KG                      Germany            100

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               C. R. BARD, INC. AND SUBSIDIARIES

Exhibit 21

Parents and Subsidiaries of Registrant (continued)

                                        Where          % of
                                     Incorporated Voting Stock

    Laboratories Bard S.A.           France             100
      Cardial S.A.                   France             100
  BCP Puerto Rico, Inc.              Delaware           100
  BCR Delaware, Inc                  Delaware           100
  Dymax Corporation                  Pennsylvania       100
  Catalina Acquisition Corp.         Delaware           100
  Endomatrix                         Massachusetts      100
  IMPRA, Inc.                        Arizona            100
  Impra Foreign Sales Corporation    Arizona            100
  Laboratoires Bard, Inc.            Delaware           100
    Bard Nice S.N.C.                 France             100
  MedChem Products, Inc.             Massachusetts      100
    Gesco International, Inc.        Massachusetts      100
  Roberts Laboratories, Inc.         Arizona            100

The Consolidated Financial Statements include the accounts of the Registrant and all its wholly-owned subsidiaries.

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